Exhibit 21.1

Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation or Organization	Percentage of Ownership by the Registrant
BeiGene 101	Cayman Islands	100%
BeiGene Argentina S.R.L.	Argentina	100%
BeiGene AUS Pty Ltd	Australia	100%
BeOne Medicines (Beijing) Co., Ltd.	People’s Republic of China	100%
BeiGene Belgium SRL	Belgium	100%
BeOne Biologics Co., Ltd.	People’s Republic of China	100%
BeiGene (Canada) ULC	Canada	100%
BeiGene Chile Limitada	Chile	100%
BeiGene Colombia S.A.S.	Colombia	100%
BeiGene France Sarl	France	100%
BeOne Guangzhou Biologics Manufacturing Co., Ltd.	People’s Republic of China	100%
BeOne (Guangzhou) Innovation Technology Co., Ltd.	People’s Republic of China	100%
BeOne Medicines (Hong Kong) Co., Limited	Hong Kong	100%
BeiGene International GmbH	Switzerland	100%
BeiGene Japan, GK	Japan	100%
BeiGene Korea Y.H.	South Korea	100%
BeiGene Malaysia Sdn. Bhd.	Malaysia	100%
BeiGene Mexico S. de R.L. de C.V.	Mexico	100%
BeiGene Netherlands B.V.	Netherlands	100%
BeiGene NZ Unlimited	New Zealand	100%
BeiGene Peru (Sociedad Comercial de Responsabilidad Limitada – S.R.L)	Peru	100%
BeiGene Pharmaceuticals GmbH	Switzerland	100%
BeOne Pharmaceutical (Guangzhou) Co., Ltd.	People’s Republic of China	100%
BeiGene Pharmaceuticals Israel Ltd.	Israel	100%
BeOne Pharmaceutical (Shanghai) Co., Ltd.	People’s Republic of China	100%
BeiGene Poland sp. z o.o.	Poland	100%
BeiGene Shanghai	Cayman Islands	95%
BeiGene Shanghai 101	Cayman Islands	95%
BeOne Medicines (Shanghai) Co., Ltd.	People’s Republic of China	100%
BeOne Medicines (Shanghai) Development Co., Ltd.	People’s Republic of China	95%
BeOne Medicines (Shanghai) Management Consulting Co., Ltd.	People’s Republic of China	100%
BeOne Medicines (Shanghai) Research & Development Co., Ltd.	People’s Republic of China	100%
BeiGene Singapore Pte. Ltd.	Singapore	100%
BeiGene South Africa Pty Ltd.	South Africa	100%
BeOne Pharmaceutical (Suzhou) Co., Ltd.	People’s Republic of China	100%
BeiGene Sweden AB	Sweden	100%
BeiGene (Thailand) Ltd.	Thailand	100%
BeiGene Turkey Medical Products Trade Limited Company	Turkey	100%
Beijing Innerway Bio-tech Co., Ltd.	People’s Republic of China	100%
BeOne Medicines Austria GmbH	Austria	100%
BeOne Medicines Brasil Ltda.	Brazil	100%
BeOne Medicines d.o.o. Beograd	Serbia	100%
BeOne Medicines ESP, S.L.	Spain	100%
BeOne Medicines Germany GmbH	Germany	100%

BeOne Medicines Global Business Services Sp. Z o.o.	Poland	100%
BeOne Medicines GmbH	Switzerland	100%
BeOne Medicines Hopewell Urban Renewal, LLC	New Jersey, United States	100%
BeOne Medicines I GmbH	Switzerland	100%
BeOne Medicines Ireland Limited	Republic of Ireland	100%
BeOne Medicines Italy S.r.l.	Italy	100%
BeiOne Medicines Portugal, Unipessoal Ltd.	Portugal	100%
BeOne Medicines Shanghai Asset Limited	Hong Kong	95%
BeOne Medicines (Taiwan) Limited	Taiwan	100%
BeOne Medicines Treasury Ltd.	Cayman Islands	100%
BeOne Medicines UK, Ltd.	United Kingdom	100%
BeOne Medicines United Kingdom, Ltd.	United Kingdom	100%
BeOne Medicines USA, Inc.	Delaware, United States	100%
BeOne Medicines US Holdings, LLC	Delaware, United States	100%
BeOne Medicines US Manufacturing Co., Inc.	Delaware, United States	100%
BG NC 1, Ltd.	Cayman Islands	100%
BG NC 2, Ltd.	Cayman Islands	100%
Newco 101	Cayman Islands	100%
SuGene Pharmaceuticals (Suzhou) Co., Ltd.	People’s Republic of China	100%